Power of Attorney

 I hereby constitute and appoint Jeffrey A. Brown,

Carol H. Forsyte, A. Peter Lawson and Jennifer M. Lagunas,

and each of them, acting alone without any of the others,

my true and lawful attorneys-in-fact and agents, with full

power of substitution and resubstitution, for me and in my

name, place and stead, in any and all capacities, to

prepare, sign and file any and all Forms 3, 4, 5 and 144

and any successor Forms (and any amendments or corrections

to all such forms, and any related documents or items,

including a Form ID and any other documents necessary to

obtain codes and passwords necessary to make electronic

filings) which they deem needed or desirable with the

Securities and Exchange Commission and any and all stock

exchanges, granting unto said attorneys-in-fact and agents

full power and authority to do and perform each and every

act and thing necessary or appropriate in connection with

this power and authority, hereby ratifying and confirming

all that said attorneys-in-fact and agents, or their

substitute or substitutes, may lawfully do or cause to be

done by virtue thereof.  This Power of Attorney shall

remain in full force and effect until I am no longer

required to file Forms 3, 4, 5 and 144 with respect to my

holdings of and transactions in securities issued by Motorola,

unless earlier revoked by me in a signed writing delivered

to the foregoing attorneys-in-fact.

   By: /s/ Gregory A. Lee

    Gregory A. Lee

   Date: January  28, 2008